Exhibit 99.1

Navitas to Acquire Silicon Control IC Company

Strategic silicon control IC capability expected to accelerate next-generation GaN and SiC share gains vs. legacy silicon power devices across a broad range of markets

Torrance, CA – January 19th, 2023—Navitas Semiconductor (Nasdaq: NVTS), the only pure-play, next-generation power semiconductor company and industry leader in gallium nitride (GaN) power ICs and silicon carbide (SiC) technology, announced an agreement to acquire the remaining minority interest in its silicon control IC joint venture from Halo Microelectronics for a purchase price of $20 million in Navitas stock.

In 2021, Navitas and Halo created a joint venture to develop application-specific silicon controllers that are optimized to work in combination with Navitas GaN ICs to set new standards for efficiency, density, cost and integration for a wide range of applications.

The first family of products have been developed and released to production which address AC-DC power supply applications across mobile, consumer, home appliance and auxiliary power supplies in enterprise, renewables, EV and other related markets. The silicon controller and GaN ICs combine either as a ‘chip-set’ or are co-packaged together to target 20 W to 500 W applications and have already been adopted by dozens of customers set to introduce their next-generation products later this year.

As Navitas was already the majority shareholder, financial results from the joint venture have already been reflected in Navitas’ historical financial statements and guidance. The transaction is expected to close in February. The addressable market potential for this additional silicon controller capability is estimated at over $1B per year by 2026.

“This is another strategic acquisition for Navitas as we integrate critical silicon controller capabilities with our leading-edge GaN and SiC technologies,” said Navitas CEO and co-founder Gene Sheridan. “Silicon controllers are needed in all power systems and largely define the architecture of those systems. By combining silicon controllers with GaN and SiC, Navitas is uniquely positioned to influence customer architecture decisions to maximize the system benefits and Navitas’ value when using GaN or SiC in next-generation power electronics.”

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on various assumptions and current expectations of the management of Navitas and are not predictions of actual performance. Such forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Forward-looking statements are subject to a number of risks and uncertainties discussed in our annual and quarterly reports filed with the Securities and Exchange Commission.

About Halo

Halo Microelectronics develops analog and power management integrated circuits enabling energy-efficient smart systems, committed to providing customers with a full range of analog chip product lines covering diversified terminal applications.
Since 2012, Halo Microelectronics has been driving innovation in Mobile, IoT, and Automotive systems, built high-performance product lines that can compete with leading international analog chip manufacturers, and won the trust of many mainstream customers around the globe. Halo Microelectronics has realized the deep integration of research and development with the industry and made significant contributions to the realization of independent control in the field of high-performance analog integrated circuits.

About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is the only pure-play, next-generation power-semiconductor company, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing, and protection to enable faster charging, higher power density, and greater energy savings. Complementary GeneSiC™ power devices are optimized high-power, high-voltage, and high-reliability silicon carbide (SiC) solutions. Focus markets include mobile, consumer, data center, EV, solar, wind, smart grid, and industrial. Over 185 Navitas patents are issued or pending. Over 70 million GaN units have been shipped, now with the industry’s first and only 20-year warranty. Navitas was the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor and subsidiaries. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

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Contact Information:
Stephen Oliver, VP Corporate Marketing & Investor Relations, ir@navitassemi.com
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